As filed with the Securities and Exchange Commission on October 28, 1999
                           Registration No. 333-15711
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                        GRAY COMMUNICATIONS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

        Georgia                                    58-0285030
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)

                            4370 Peachtree Road, N.E.
                             Atlanta, Georgia 30319
               (Address of principal executive offices) (Zip code)

         Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan
                            (Full title of the plan)

                                  James C. Ryan
                        Gray Communications Systems, Inc.
                            4370 Peachtree Road, N.E.
                             Atlanta, Georgia 30319
                                 (404) 266-8333
                      (Name, address and telephone number,
                   including area code, of agent for service)
                               -------------------
                                   Copies to:
                               Henry O. Smith III
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000

                         CALCULATION OF REGISTRATION FEE

Title of securities to   Amount to be        Proposed maximum            Proposed maximum                Amount of
  be registered          registered(1)     offering price per unit(2)  aggregate offering price(2)    registration fee
--------------------   ---------------    ---------------------------  ---------------------------   -------------------
Class B Common Stock,   1,000,000 shares        $14.375                   $14,375,000                   $3,996.25
no par value


(1) Represents additional shares of Class B common stock, no par value (the "Class B Common Stock"), of Gray Communications Systems, Inc. (the "Registrant") which may be granted under the Registrant's 1992 Long-Term Incentive Plan (the "Plan") pursuant to an amendment to the Plan adopted at the Registrant's 1999 Annual Meeting of Stockholders. There is an effective registration statement (Registration No. 333-15711) relating to the issuance under the Plan of 600,000 shares of Class B Common Stock and 300,000 shares of Class A Common Stock, no par value (the "Class A Common Stock"), in each case, after giving effect to a 50% stock dividend on the Class A Common Stock and Class B Common Stock paid to shareholders on September 16, 1998. Pursuant to Rule 416 under the Act, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based upon the average of the high and low sales prices of the Class B Common Stock, as reported on The New York Stock Exchange on October 25, 1999.

                                EXPLANATORY NOTE

         The contents of the Registration Statement on Form S-8 of Gray Communications Systems, Inc. filed with the Securities and Exchange Commission on November 6, 1996 (Commission File No. 333-15711), relating to the registration of 600,000 shares of Class B Common Stock and 300,000 shares of Class A Common Stock (in each case, after giving effect to a 50% stock dividend on the Class A Common Stock and Class B Common Stock paid to shareholders on September 16, 1998), authorized for issuance under the Plan is incorporated by reference in its entirety herein in accordance with General Instruction E to Form S-8. This Registration Statement provides for the registration of an additional 1,000,000 shares of Class B Common Stock authorized for issuance under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 8.  Exhibits.
        --------  ---------
         5        Opinion of Heyman & Sizemore re:  validity of securities

         23.1 Consent of Ernst & Young LLP as to the use of its report on the financial statements for Gray Communications Systems, Inc.

         23.2     Consent of Heyman & Sizemore (included in Exhibit 5)

         24       Power of Attorney (see signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 25, 1999.

                                      GRAY COMMUNICATIONS SYSTEMS, INC.

                                      By  /s/ J. Mack Robinson
                                          -------------------------
                                          J. Mack Robinson
                                          President and Chief Executive Officer



                        SIGNATURES AND POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Robert S. Prather, Jr. and James C. Ryan, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of shares of Class B Common Stock of Gray Communications Systems, Inc. under the 1992 Long-Term
Incentive Plan of Gray Communications Systems, Inc. and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signatures              Title                                        Date

/s/ J. Mack Robinson      President, Chief Executive Officer    October 25, 1999
----------------------    and Director
J. Mack Robinson          (principal executive officer)


/s/ James C. Ryan         Vice President-Finance (principal     October 25, 1999
----------------------    financial and accounting officer)
James C. Ryan

/s/ Richard L. Boger      Director                              October 26, 1999
----------------------
Richard L. Boger

/s/ Hilton H. Howell, Jr. Director                               October 8, 1999
----------------------
Hilton H. Howell, Jr.

/s/ William E. Mayher III Chairman of the Board of Directors    October 12, 1999
----------------------
William E. Mayher III

/s/ Zell Miller           Director                              October 11, 1999
----------------------
Zell Miller

/s/ Howell W. Newton      Director                              October 25, 1999
----------------------
Howell W. Newton

/s/ Hugh Norton           Director                              October 11, 1999
----------------------
Hugh Norton

/s/ Robert S. Prather, Jr.Director                              October 25, 1999
----------------------
Robert S. Prather, Jr.

/s/ Harriett J. Robinson  Director                              October 8, 1999
----------------------
Harriett J. Robinson